Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 19, 2021 in Amendment No.1 to the Registration Statement on Form F-1 (No.333-256219) and the related Prospectus of WalkMe Ltd. dated June 7, 2021.

June 7, 2021

Tel-Aviv, Israel

/s/ Kost, Forer, Gabbay & Kasierer

A Member of Ernst & Young Global